Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

▪	Registration Statement (Form S-8 No. 333-194566) pertaining to the Castlight Health, Inc. 2014 Equity Incentive Plan, the 2014 Employee Stock Purchase Plan, and the 2008 Stock Incentive Plan, and

▪	Registration Statement (Form S-8 No. 333-202701) pertaining to the Castlight Health, Inc. 2014 Equity Incentive Plan;

of our report dated March 10, 2016, with respect to the consolidated financial statements of Castlight Health, Inc. included in this Annual Report (Form 10-K) of Castlight Health, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Francisco, California
March 10, 2016